UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2010

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on September 7, 2010, LiveDeal, Inc. (the “Company”) implemented a 1-For-10 reverse stock split with respect to issued and outstanding shares of its common stock.  As a result of the reverse stock split, every ten shares of the Company's common stock issued and outstanding immediately prior to September 7, 2010 were automatically exchanged for one share of common stock, with any fractional shares resulting from the exchange being rounded up to the nearest whole share.  Additionally, the Company’s authorized shares of common stock were reduced to 10,000,000 shares.

The Company effected the reverse stock split by filing a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State. The Certificate of Change provided for both the reverse stock split and corresponding reduction in the authorized shares of common stock described above. The Company’s Board of Directors approved the Reverse Stock Split on August 12, 2010.  Shareholder approval was not required pursuant to Sections 78.207 and 78.209 of the Nevada Revised Statutes.  A copy of the Certificate of Change is attached hereto as Exhibit 3.1.

The Company issued a press release to announce the reverse stock split.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Change of LiveDeal, Inc.
99.1	Press Release issued by LiveDeal, Inc. on September 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: September 7, 2010	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Change of LiveDeal, Inc.
99.1	Press Release issued by LiveDeal, Inc. on September 7, 2010